EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

May 28, 2008

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN ANNOUNCES DECISION NOT TO RENEW GEOFFREY BEENE RETAIL LICENSE AGREEMENTS; EXTENDS WHOLESALE DRESS AND SPORT SHIRT LICENSE

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Will Exit Geoffrey Beene Outlet Retail Business By Year End

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25 Stores to be Converted to Calvin Klein Outlet Retail Stores

New York, New York – Phillips-Van Heusen Corporation [NYSE: PVH] today announced it has decided not to renew its license agreements to operate Geoffrey Beene outlet retail stores and will close its Geoffrey Beene outlet retail division by the end of fiscal 2008.  The expiration of the retail license agreements will not affect the Company’s license agreement for Geoffrey Beene brand dress shirts and men’s sportswear, which has been renewed for an additional term ending December 31, 2013.

The Geoffrey Beene outlet retail division, which currently operates approximately 100 stores, is expected to substantially complete its liquidation by the end of fiscal 2008. Approximately 25 stores will be converted to Calvin Klein outlet retail stores, with the remaining stores being exited.

The Company expects to record after tax charges of approximately $15 million, or $0.29 per share, which will be recognized over the balance of the current year.  The charges relate to asset impairments, severance, inventory markdowns and lease exit costs.

Emanuel Chirico, Chairman and Chief Executive Officer, noted, “From a human resource perspective, this is a very difficult decision for the Company. We are working to place as many of our Geoffrey Beene associates as possible into positions within our other operating divisions.”

Mr. Chirico continued, “The closing of our Geoffrey Beene retail division in no way bears on our commitment to our Geoffrey Beene wholesale dress shirt and sportswear businesses. Geoffrey Beene remains the number one designer dress shirt brand in the U.S. and is an important component of our stable of brands.”

Mr. Chirico concluded, “For the current year, the division was projected to operate at break-even to a small loss.  By converting a portion of the Geoffrey Beene store portfolio to Calvin Klein outlet retail stores, we will accelerate the growth of our most productive and profitable outlet retail division and more quickly reach our desired number of Calvin Klein outlet retail stores.  The conversion of approximately 25 stores to the Calvin Klein format should result in significantly higher sales per square foot and higher operating margins in these stores, which should have a positive impact on fiscal 2009 operating results.”

EARNINGS GUIDANCE IMPACT

The Company’s previously announced 2008 earnings per share guidance was $3.32 to $3.41.  The Company continues to project earnings per share in this range, excluding the costs associated with the closure of the Geoffrey Beene outlet retail division. Including these exit costs, the Company estimates its GAAP earnings per share for 2008 to be in a range of $3.03 to $3.12.  Please see the accompanying GAAP to non-GAAP reconciliation.

GAAP to NON-GAAP RECONCILIATION

The Company believes presenting its estimated 2008 earnings per share excluding the costs of exiting the Geoffrey Beene outlet retail business, which is on a non-GAAP basis, provides useful additional information to investors.  The Company believes that the exclusion of such costs facilitates the comparability of the Company's results from period to period by eliminating costs that it believes are non-recurring, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company.  The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance and as a basis for comparing past results against future results. The Company has provided the reconciliation set forth below to present its estimate of earnings per share on a GAAP basis and excluding these costs.  The Company will use its results excluding these costs to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results will also be the basis for certain incentive compensation calculations.

Earnings per share estimated range per GAAP

$3.03 - $3.12

Estimated per share impact of exiting Geoffrey Beene retail business

      $0.29

Estimated earnings per share range excluding exit costs

$3.32 - $3.41

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to realize revenue growth from developing and growing Calvin Klein; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
This press release includes a non-GAAP financial measure, as defined under SEC rules.  A reconciliation of this measure is included in the body of this release, as well as in the Company’s Current Report on Form 8-K to be furnished to the SEC in connection with this release, which will be available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.
The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding earnings, whether as a result of the receipt of new information, future events or otherwise.